UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2005

THE VERMONT TEDDY BEAR CO., INC.

(Exact name of registrant as specified in its chapter)

New York	1-12580	03-0291679
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

6655 Shelburne Road, P.O. Box 965, Shelburne, Vermont 05482
(Address of principal executive offices)		(zip code)

(802) 985-3001
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

As a result of the February 7, 2005 letter from the Office of the Chief Accountant of the Securities and Exchange Commission (the "SEC") to the American Institute of Certified Public Accountants which clarified existing generally accepted accounting principles applicable to leases, and after discussions with its Audit Committee and independent registered public accounting firm, Deloitte & Touche LLP, the Company has re-evaluated its accounting treatment with respect to a sale leaseback transaction. Like many other companies, the Company will correct the way it accounts for its one financing lease (the "Lease"), executed in July 1997 as part of a sale-leaseback transaction involving the Company's factory headquarters and a portion of its land in Shelburne, Vermont (the "Leased Property"). At the same time, the Company entered into the Lease having a 20-year initial term with three five-year renewal options.

At the time of the sale-leaseback transaction, the transaction was accounted for as a financing transaction in accordance with FAS 98. The terms of the Lease included a purchase option allowing the Company to re-purchase the Leased Property at the end of the initial 20-year term for the greater of the purchase price paid or the then fair market value of the Leased Property. In addition, the Company pledged all of its business assets as additional collateral to secure the Lease for its full term.

In prior periods, the Company's consolidated balance sheets have reflected a 37-year depreciation schedule for the buildings that are part of the Leased Property, amortized over the life of the assets, and a 20-year amortization schedule for the financing obligation, amortized over the term of the Lease. To respond to the SEC's accounting clarification, symmetry will be established between the depreciation schedule for the Leased Property and improvements and the amortization schedule for the Lease.

The primary effect of this accounting revision will be an increase in non-cash expenses compared to what has previously been reported. The revision will not impact historical or future cash flows of the Company or the timing or amount of payments under the Lease.

While the Company believes that the earnings impact of the revision will not be material to any given period previously reported, the Company's Management and the Audit Committee of the Board of Directors of the Company concluded on April 29, 2005 that the Company's previously reported financial results will be restated to correct its accounting for the Lease, in light of the recent clarification with respect to lease accounting. Accordingly, such previously filed financial statements and the related independent auditors' reports should no longer be relied upon. Management and the Audit Committee discussed these matters with Deloitte & Touche LLP, the Company's current auditors. In May 2005, the Company intends to re-file its Annual Report on Form 10-K(A) for the year ended June 30, 2004 to include restated financial statements for the three-year period ended June 30, 2004 and amend any other appropriate filings with the SEC.

Item 8.01. Other Events.

On April 28, 2005, the Company executed a Settlement and Release Agreement (the "Settlement Agreement") with 538 Madison Realty Company LLC ("538 Madison"), providing for a comprehensive settlement of litigation pending in the Supreme Court of the State of New York, County of New York. In that litigation, the Company sought a declaration that a lease with 538 Madison Realty Company had been terminated.

Under the Settlement Agreement, the Company shall pay 538 Madison $2.35 million and the parties will exchange mutual releases. Of this settlement amount, $1.15 million was paid by the Company upon execution of the Settlement Agreement, including the release of a security deposit in the amount of $150,000 previously held by 538 Madison, and (b) the remaining $1.2 million shall be paid by the Company to 538 Madison on or before March 15, 2006, without interest.

Management expects the Company to receive an income tax benefit in each of its fiscal years 2005 and 2006 to the extent of the Company's effective tax rate applied to the amount of the payment in each of these years.

On April 29, 2005, the Company received consents from its lender, Banknorth, N.A., and its Landlord, W.P. Carey & Co. LLC, to amend certain financial covenants allowing the Company to add back to the calculation of its net earnings the one-time charge of $2,350,000 to the extent such charge is directly attributable to payments made to 538 Madison pursuant to the Settlement Agreement. With these consents, the Company remains in compliance with all of its financial covenants.

On March 18, 2005, following mediation that occurred on March 3, 2005 and continuing settlement discussions, the Company increased the amount of its reserve for the litigation by $1,780,000 to reflect management's then current estimated cost of $2,000,000 to settle this contingency. Prior to March 18, 2005, the Company had maintained the reserve for this litigation contingency at approximately $220,000.

The evolving status of the litigation resulting in the April 28, 2005 Settlement Agreement is described in detail in the Company's annual report on Form 10-K filed with the Securities and Exchange Commission on September 28, 2004 and in the Company's quarterly reports on Form 10-Q filed with the Securities and Exchange Commission on November 14, 2004 and February 14, 2005.

There are various other claims, lawsuits, and pending actions against the Company incident to the operations of its businesses. It is the opinion of management, after consultation with counsel, that the ultimate resolution of such claims, lawsuits and pending actions will not have a material adverse effect on the Company's consolidated financial position, results of operations or liquidity. There can be no assurance, however, that claims will not be made against the Company in the future. Such claims, if material, may adversely affect the Company's businesses and results of operations.

Forward-Looking Statements

The foregoing contains forward-looking information within the meaning of The Private Securities Litigation Reform Act of 1995. These statements may be identified by such forward-looking terminology as "expect," "look," "believe," "anticipate," "outlook," "would," or similar statements or variations of such terms. All of the "outlook" information (including future revenues, future comparable sales, future earnings, future earnings per share, and other future financial performance or operating measures) constitutes forward-looking information.

Our outlook and other forward-looking statements are based on a series of expectations, assumptions, estimates and projections about our Company which involve risks and uncertainty, including the preliminary status of our accounting review as described above and the possibility we may identify additional factors or information as part of our ongoing review that could result in changes; the possibility our independent auditors may identify additional issues or other considerations while they complete their review; and finalization and audit of the applicable amounts, which have not yet been completed. All of our outlook information and other forward-looking statements are as of the date of this release only. The Company can give no assurance that such outlook or expectations will prove to be correct and does not undertake to update or revise any "outlook" information or any other forward-looking statements to reflect actual results, changes in assumptions, estimates or projections, or other circumstances occurring after the date of this release, even if such results, changes or circumstances make it clear that any projected results will not be realized.

Our forward-looking statements involve substantial known and unknown risks and uncertainties as to future events which may or may not occur, including without limitation unforeseen changes in U.S. tax law and specifically tax treatment of settlement payments, or deterioration in general economic conditions, effectiveness of the Company's advertising campaigns, or effectiveness of the Company's inventory control measures, failures in technology supporting the Company's on-line sales or suppliers, and interruptions in the Company's offshore supply sources. In each such case, actual results may differ materially from such forward-looking information.

Certain other factors that may cause actual results to differ from such forward-looking statements are included in the Company's periodic reports filed with the Securities and Exchange Commission and available on the Company's website under "Investors," and you are urged to carefully consider all such factors.

Item 9. Financial Statements and Exhibits

Exhibit No. Description

    Settlement Agreement with 538 Madison Realty Company dated April 28, 2005.
    Consent from URSA (VT) 12-30, Inc. dated April 29, 2005.
    Consent from Banknorth, NA dated April 28, 2004.

THE VERMONT TEDDY BEAR CO., INC.

Date: April 29, 2005 /s/ Elisabeth B. Robert

Elisabeth B. Robert, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit

Number Description
    Settlement Agreement with 538 Madison Realty Company dated April 28, 2005.
    Consent from URSA (VT) 12-30, Inc. dated April 29, 2005.
    Consent from Banknorth, NA dated April 28, 2004.